Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2021 and 2020
and for the Year Ended December 31, 2021,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED December 31, 2021
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.
DEFINITIONS OF COMMONLY USED TERMS

Term	Definition
BNYM	Bank of New York Mellon
Board	Nordstrom, Inc.’s Board of Directors
CARES Act	Coronavirus Aid, Relief and Economic Security Act
Company	Nordstrom, Inc. and its participating subsidiaries
CCT	Common collective trust
DOL	Department of Labor
ERISA	Employee Retirement Income Security Act of 1974
GAAP	U.S. generally accepted accounting principles
IRA	Individual Retirement Account
IRC	Internal Revenue Code
IRS	Internal Revenue Service
NAV	Net asset value
Plan	Nordstrom 401(k) Plan
Plan Administrator	Nordstrom Retirement Committee appointed by the Board
PTE	Prohibited Transaction Exemption
QACA	Qualified Automatic Contribution Arrangement
VFCP	Voluntary Fiduciary Correction Program

Report of Independent Registered Public Accounting Firm

To the Plan Administrator and Participants of
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the Plan) as of December 31, 2021 and 2020, the related statement of changes in net assets available for benefits for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2021 and 2020, and the changes in net assets available for benefits for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) – schedule of assets (held at end of year) as of December 31, 2021 and the Schedule H, line 4(a) – schedule of delinquent participant contributions for the year ended December 31, 2021 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedules, we evaluated whether the supplementary information, including its form and content, is presented in conformity with Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplementary information in the accompanying schedules is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
San Francisco, California
June 9, 2022

We have served as the Plan’s auditor since 2016.

NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2021	2020
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,936,004	$3,769,501
Notes receivable from participants	68,623	80,364
Accrued income and broker receivable	186,603	16,635
Total assets	4,191,230	3,866,500

Liabilities
Administrative expenses and other payables	3,033	1,504
Excess contributions payable to participants	—	1,098
Due to broker for securities purchased	41,317	29,736
Total liabilities	44,350	32,338

Net assets available for benefits	$4,146,880	$3,834,162
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2021
Additions
Contributions
Company contributions	$64,123
Employee contributions	156,157
Total contributions	220,280

Investment income
Net appreciation in fair value of investments	403,171
Interest and dividends	41,450
Total investment income	444,621

Total additions	664,901

Deductions
Benefit payments to participants	339,827
Administrative expenses and other	12,356
Total deductions	352,183

Net increase in net assets	312,718

Net assets available for benefits at beginning of year	3,834,162
Net assets available for benefits at end of year	$4,146,880
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan, as amended and restated, was originally established on January 1, 1953 and is a defined contribution plan. In 2021, the Board approved an amendment to the Plan adopting certain QACA safe harbor provisions effective January 1, 2021. The Plan was restated in 2021 to incorporate these provisions, as well as provisions of the CARES Act. The Plan was further amended in 2021 to adopt provisions of the Bipartisan Budget Act of 2018 as well as other technical and administrative changes. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of the Company and is subject to the provisions of ERISA. Employees are eligible to make elective salary deferrals and receive Company matching contributions upon hire. The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the IRC.

Beginning January 1, 2021, Company contributions are paid each pay period that an eligible participant contributes to the Plan.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2021 and 2020 relate to the Plan years ended December 31, 2021 and December 31, 2020.
Trustee and Administrator of the Plan
BNYM is the asset trustee of the Plan and Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Plan Administrator.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions. Contributions are subject to certain limitations of the IRC.
Employee Contributions — Eligible employees may elect to defer up to 50% of eligible compensation on a pre-tax basis, after-tax basis (“Roth”) or a combination of both. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, Roth or a combination of both, beginning in the year they turn age 50. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan with a deferral contribution equal to 3% of eligible compensation. This deferral percentage is automatically increased by 1% annually, up to 10%, unless the participant elects otherwise. Employees have the option to opt out of deferring or to change their deferral percentage at any time in accordance with the Plan.
Company Contributions — The Company matches employee contributions dollar for dollar on the first 1% of eligible compensation, and 50 cents per dollar on the next 6% of eligible compensation, up to a total of 4% of eligible compensation.
Participant Rollover Contributions — Participants eligible for a withdrawal from another eligible retirement plan or traditional IRA may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants can direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2021 and 2020 include a variety of mutual funds, CCT funds, separately managed funds and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions — Company matching contributions made on or after January 1, 2021 are 100% vested after completion of two years of service. A year of service is any year in which an employee works at least 1,000 hours. Company matching contributions made prior to January 1, 2021 vest as follows:

Years of Service	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. At December 31, 2021 and 2020, forfeited unvested accounts were $1,152 and $1,286. In 2021, the Plan used forfeitures of $3,700 to offset Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account. The Plan also allows distributions to active participants for financial hardship, if certain criteria are met.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:
•50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or
•$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the 15th day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2021 range from 4.25% to 9.25% with various maturities through December 2041. Principal and interest is paid through payroll deductions, following the participant’s bi-weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. Loan balances that become delinquent will be deemed distributed and become taxable income to the participant.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires Company management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities during the reporting period. Uncertainties regarding such estimates and assumptions are inherent in the preparation of financial statements and actual results may differ from these estimates and assumptions.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:
•Common stock is valued at quoted market prices as of the last trading day of the Plan year.
•Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.
•CCTs are measured using the NAV practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.
•Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.
•Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds and debt securities.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in the fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2021 and 2020, were $7,736 and $907.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2021 and 2020. There have been no changes in the methodologies used at December 31, 2021 and 2020.

	December 31, 2021
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$949,284	$—	$949,284
Debt securities	44,372	162,161	206,533
Mutual funds	985,224	—	985,224
Brokerage securities	47,538	4,856	52,394
Other[1]	270	—	270
Total assets in fair value hierarchy	$2,026,688	$167,017	$2,193,705
Investments measured at NAV practical expedient			1,742,299
Total participant-directed investments at fair value			$3,936,004
1 Other primarily includes interest-bearing cash securities.

	December 31, 2020
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$1,060,718	$—	$1,060,718
Debt securities	18,841	179,762	198,603
Mutual funds	831,404	—	831,404
Brokerage securities	37,325	4,911	42,236
Other[1]	(5,328)	—	(5,328)
Total assets in fair value hierarchy	$1,942,960	$184,673	$2,127,633
Investments measured at NAV practical expedient			1,641,868
Total participant-directed investments at fair value			$3,769,501
1 Other primarily includes pending receivable transactions for dividends and interest.
The Plan’s NAV practical expedient funds are primarily composed of CCT’s, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2021 and 2020. During 2021, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest include fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50% or more of such an employer or employee organization or relatives of such persons. As of December 31, 2021 and 2020, Plan investments included units held in a collective trust managed by BNYM, BNYM common stock and interest-bearing cash managed by BNYM. As of December 31, 2021 and 2020, the Plan held 3,169 and 3,637 shares of Nordstrom, Inc. common stock, with a cost basis of $117,402 and $137,781. The Plan recorded no dividend income from Nordstrom, Inc. common stock during 2021, as the Company temporarily suspended quarterly dividend payments beginning in the second fiscal quarter of 2020. The Company resumed payment of dividends in the first fiscal quarter of 2022. In addition, the Plan holds notes receivable from participants and paid certain expenses related to plan operations and investment activities to various service providers. Transactions with these entities qualify as exempt party-in-interest transactions.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 5: FEDERAL INCOME TAX STATUS
The Plan as restated as of January 1, 2021 is an individually designed plan. While the restated Plan document does not have a determination letter from the IRS, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2021 and 2020, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2021, the Plan passed all applicable non-discrimination tests. For 2020, the Plan failed certain non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits. Refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. There was no refund for 2021. The net refund for 2020, paid in 2021, totaled $1,098 and included approximately $163 of investment earnings.

NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(a) — SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FOR THE YEAR ENDED December 31, 2021
EIN: 91-0515058
Plan #: 001
(Dollars in ones)

	Total That Constitutes Nonexempt Prohibited Transactions			Total Fully Corrected Under VFCP and PTE 2002-51
Participant Contributions Transferred Late to the Plan	Contributions Not Corrected*	Contributions Corrected Outside of VFCP	Contributions Pending Correction in VFCP
Check here if late participant loan contributions are included:
2021	$327	$2,857	—	—
* The late contributions were deposited in March 2022.

NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF December 31, 2021
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Capital Group EuroPacific Fund	CCT	**	$594,317
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	45,445
	Loomis Core Plus Fixed Income Fund	CCT	**	462,455
	Putnam Stable Value Fund	CCT	**	308,862
	Schroder Collective International Multi-Cap Equity Trust	CCT	**	256,605
	SSGA TIPS Index	CCT	**	74,615
	10x Genomics, Inc.	Common stock	**	3,024
	Abiomed, Inc.	Common stock	**	5,214
	Acadia Healthcare Co., Inc.	Common stock	**	3,992
	Adobe Inc.	Common stock	**	8,284
	Advanced Micro Devices, Inc.	Common stock	**	6,219
	Aegon N.V.	Common stock	**	1,517
	Alarm.com Holdings, Inc.	Common stock	**	3,880
	Alnylam Pharmaceuticals, Inc.	Common stock	**	1,950
	Alphabet Inc. Class A	Common stock	**	14,682
	Alphabet Inc. Class C	Common stock	**	12,442
	Amazon.com, Inc.	Common stock	**	16,962
	Amedisys, Inc.	Common stock	**	2,403
	American Express Co.	Common stock	**	3,436
	AMETEK, Inc.	Common stock	**	2,302
	Anheuser-Busch InBev SA/NV	Common stock	**	2,531
	Apple Inc.	Common stock	**	20,002
	Ares Management Corp.	Common stock	**	4,299
	Avalara, Inc.	Common stock	**	3,761
	Axon Enterprise, Inc.	Common stock	**	5,068
	Azenta, Inc.	Common stock	**	6,054
	Baker Hughes Co.	Common stock	**	2,803
	Bank of America Corp.	Common stock	**	7,141
	Bill.com Holdings, Inc.	Common stock	**	1,839
	BioMarin Pharmaceutical, Inc.	Common stock	**	2,916
	Bio-Techne Corp.	Common stock	**	5,776
	Blueprint Medicines Corp.	Common stock	**	3,199
	Booking Holdings Inc.	Common stock	**	3,359
	Bright Horizons Family Solutions Inc.	Common stock	**	4,271
	Brighthouse Financial, Inc.	Common stock	**	1,476
	Bristol-Myers Squibb Co.	Common stock	**	4,053
	Builders FirstSource, Inc.	Common stock	**	9,860
	Burlington Stores, Inc.	Common stock	**	5,108
	BWX Technologies, Inc.	Common stock	**	5,202
	Cable One, Inc.	Common stock	**	3,425
	Cameco Corp.	Common stock	**	4,454
	Capital One Financial Corp.	Common stock	**	11,332
	Carrier Global Corp.	Common stock	**	2,446
	CDW Corp.	Common stock	**	2,526
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Celanese Corp.	Common stock	**	2,353
	Celsius Holdings, Inc.	Common stock	**	2,201
	Certara, Inc.	Common stock	**	2,191
	Charles River Laboratories International, Inc.	Common stock	**	6,179
	Chart Industries, Inc.	Common stock	**	1,905
	Charter Communications, Inc.	Common stock	**	7,367
	Chemed Corp.	Common stock	**	4,110
	Chipotle Mexican Grill, Inc.	Common stock	**	3,030
	Cigna Corp.	Common stock	**	9,530
	Cisco Systems, Inc.	Common stock	**	7,066
	Cognizant Technology Solutions	Common stock	**	6,210
	Comcast Corp.	Common stock	**	9,125
	ConocoPhillips	Common stock	**	3,883
	Constellation Brands, Inc.	Common stock	**	5,465
	CoStar Group, Inc.	Common stock	**	2,890
	Crown Holdings, Inc.	Common stock	**	9,382
	CVS Health Corp.	Common stock	**	3,507
	Danaher Corp.	Common stock	**	4,383
	Darden Restaurants, Inc.	Common stock	**	3,326
	Datadog, Inc.	Common stock	**	1,804
	Dell Technologies, Inc.	Common stock	**	4,977
	Denbury, Inc.	Common stock	**	4,074
	DexCom, Inc.	Common stock	**	4,373
	Diamondback Energy, Inc.	Common stock	**	1,580
	Dish Network Corp.	Common stock	**	2,838
	Dynatrace, Inc.	Common stock	**	6,043
	Eaton Corp. PLC	Common stock	**	3,928
	Elanco Animal Health, Inc.	Common stock	**	1,618
	Eli Lilly & Company	Common stock	**	7,454
	Entegris, Inc.	Common stock	**	6,128
	Euronet Worldwide, Inc.	Common stock	**	5,328
	Expedia Group, Inc.	Common stock	**	2,929
	FedEx Corp.	Common stock	**	9,699
	FirstService Corp.	Common stock	**	3,278
	Fiserv, Inc.	Common stock	**	8,563
	Fox Corp.	Common stock	**	5,098
	Fox Factory Holding Corp.	Common stock	**	4,853
	Gartner, Inc.	Common stock	**	2,681
	Gilead Sciences, Inc.	Common stock	**	6,825
	GlaxoSmithKline PLC	Common stock	**	10,055
	Guidewire Software, Inc.	Common stock	**	3,618
	Halliburton Co.	Common stock	**	526
	Halozyme Therapeutics, Inc.	Common stock	**	3,496
	HealthEquity, Inc.	Common stock	**	2,753
	HEICO Corp.	Common stock	**	2,287
	Helen of Troy Ltd.	Common stock	**	2,174
	Hess Corp.	Common stock	**	2,132
	Hewlett Packard Enterprise Co.	Common stock	**	4,176
	Honda Motor Co. Ltd.	Common stock	**	3,092
	Horizon Therapeutics PLC	Common stock	**	7,569
	HP, Inc.	Common stock	**	9,380
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	II-VI, Inc.	Common stock	**	553
	Incyte Corp.	Common stock	**	2,569
	Insmed, Inc.	Common stock	**	2,185
	Inspire Medical Systems, Inc.	Common stock	**	3,415
	Intuit, Inc.	Common stock	**	7,856
	Johnson Controls International PLC	Common stock	**	9,513
	Juniper Networks, Inc.	Common stock	**	3,785
	Kornit Digital Ltd.	Common stock	**	2,135
	Leslie's, Inc.	Common stock	**	4,742
	Ligand Pharmaceuticals, Inc.	Common stock	**	3,229
	Lincoln Electric Holdings, Inc.	Common stock	**	2,420
	Lincoln National Corp.	Common stock	**	727
	Live Nation Entertainment, Inc.	Common stock	**	3,095
	LKQ Corp.	Common stock	**	2,546
	LPL Financial Holdings, Inc.	Common stock	**	682
	LyondellBasell Industries N.V.	Common stock	**	498
	Martin Marietta Materials, Inc.	Common stock	**	5,475
	Marvell Technology, Inc.	Common stock	**	5,928
	Medtronic PLC	Common stock	**	1,138
	Mercury Systems, Inc.	Common stock	**	3,106
	Merit Medical Systems, Inc.	Common stock	**	2,818
	Meta Platforms, Inc.	Common stock	**	5,348
	MetLife, Inc.	Common stock	**	9,092
	Micro Focus International PLC	Common stock	**	558
	Microchip Technology, Inc.	Common stock	**	6,051
	Microsoft Corp.	Common stock	**	31,841
	MKS Instruments, Inc.	Common stock	**	2,090
	Molson Coors Beverage Co.	Common stock	**	3,476
	Motorola Solutions, Inc.	Common stock	**	2,132
	MSCI Inc.	Common stock	**	4,489
	National Instruments Corp.	Common stock	**	3,599
	National Vision Holdings, Inc.	Common stock	**	3,585
	Netflix, Inc.	Common stock	**	4,442
	New Fortress Energy, Inc.	Common stock	**	1,713
	News Corp.	Common stock	**	620
	Nice Ltd.	Common stock	**	5,795
	Nike, Inc.	Common stock	**	4,625
*	Nordstrom, Inc.	Common stock	**	71,681
	Novanta, Inc.	Common stock	**	3,135
	Novartis AG	Common stock	**	6,210
	Nvidia Corp.	Common stock	**	8,728
	Occidental Petroleum Corp.	Common stock	**	8,041
	O'Reilly Automotive, Inc.	Common stock	**	4,271
	Otis Worldwide Corp.	Common stock	**	1,262
	Overstock.com, Inc.	Common stock	**	2,608
	Pacific Biosciences of California, Inc.	Common stock	**	1,874
	Palo Alto Networks, Inc.	Common stock	**	3,106
	Paycom Software, Inc.	Common stock	**	3,367
	Pegasystems, Inc.	Common stock	**	2,432
	Penumbra, Inc.	Common stock	**	5,773
	Performance Food Group Co.	Common stock	**	3,993
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Philip Morris International Inc.	Common stock	**	4,006
	Pure Storage, Inc.	Common stock	**	7,295
	Qualcomm, Inc.	Common stock	**	4,627
	Quanta Services, Inc.	Common stock	**	2,960
	Qurate Retail, Inc.	Common stock	**	1,028
	Raytheon Technologies Corp.	Common stock	**	7,918
	Regeneron Pharmaceuticals, Inc.	Common stock	**	316
	Revolve Group, Inc.	Common stock	**	3,511
	Ritchie Bros Auctioneers, Inc.	Common stock	**	3,339
	Roblox Corp.	Common stock	**	1,403
	Roche Holding AG	Common stock	**	4,549
	Ross Stores, Inc.	Common stock	**	3,682
	Royal Caribbean Cruises Ltd.	Common stock	**	2,181
	Sanofi	Common stock	**	11,974
	SBA Communications Corp.	Common stock	**	3,681
	Schlumberger Ltd.	Common stock	**	3,399
	ServiceNow, Inc.	Common stock	**	4,713
	Snap, Inc.	Common stock	**	1,161
	SolarEdge Technologies, Inc.	Common stock	**	4,456
	State Street Corp.	Common stock	**	5,236
	Stem, Inc.	Common stock	**	1,514
	Take-Two Interactive Software, Inc.	Common stock	**	2,616
	TE Connectivity Ltd.	Common stock	**	4,840
	Teleflex, Inc.	Common stock	**	461
*	The Bank of New York Mellon Corp.	Common stock	**	7,957
	The Beauty Health Co.	Common stock	**	2,085
	The Brink's Co.	Common stock	**	4,983
	The Charles Schwab Corp.	Common stock	**	14,802
	The Gap, Inc.	Common stock	**	1,077
	The Goldman Sachs Group, Inc.	Common stock	**	6,771
	The Williams Cos., Inc.	Common stock	**	4,685
	Tesla, Inc.	Common stock	**	3,431
	T-Mobile US, Inc.	Common stock	**	4,465
	TransDigm Group, Inc.	Common stock	**	2,541
	Trex Co., Inc.	Common stock	**	7,643
	Truist Financial Corp.	Common stock	**	2,342
	Twist Bioscience Corp.	Common stock	**	2,139
	UnitedHealth Group, Inc.	Common stock	**	4,519
	Varonis Systems, Inc.	Common stock	**	2,956
	Veracyte, Inc.	Common stock	**	2,801
	VIRTU Financial, Inc.	Common stock	**	4,895
	VMware, Inc.	Common stock	**	6,754
	Waste Connections, Inc.	Common stock	**	1,819
	Wells Fargo & Co.	Common stock	**	14,922
	Western Alliance Bancorp	Common stock	**	4,302
	Wolfspeed, Inc.	Common stock	**	2,243
	Workiva, Inc.	Common stock	**	3,345
	Wyndham Hotels & Resorts, Inc.	Common stock	**	6,368
	Zebra Technologies Corp.	Common stock	**	2,377
	Zynga, Inc.	Common stock	**	3,204
	Abbvie, Inc.	Corporate Debt - due 11/21/2039 - 4.050%	**	484
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Anheuser-Busch Cos. LLC	Corporate Debt - due 02/01/2046 - 4.900%	**	222
	Anheuser-Busch InBev Worldwide	Corporate Debt - due 06/01/2060 - 4.600%	**	249
	AT&T Inc.	Corporate Debt - due 03/09/2048 - 4.500%	**	325
	AT&T Inc.	Corporate Debt - due 11/15/2031 - Variable	**	136
	AT&T Inc.	Corporate Debt - due 09/15/2053 - 3.500%	**	522
	AT&T Inc.	Corporate Debt - due 09/15/2055 - 3.550%	**	208
	AT&T Inc.	Corporate Debt - due 09/15/2059 - 3.650%	**	1,458
	Bank of America Corp.	Corporate Debt - due 08/26/2024 - 4.200%	**	482
	Bank of America Corp.	Corporate Debt - due 03/03/2026 - 4.450%	**	165
	Bank of America Corp.	Corporate Debt - due 11/25/2027 - 4.183%	**	246
	Bank of America Corp.	Corporate Debt - due 12/20/2023 - Variable	**	990
	Bank of America Corp.	Corporate Debt - due 03/20/2051 - Variable	**	211
	Barclays PLC	Corporate Debt - due 09/11/2024 - 4.375%	**	321
	Barclays PLC	Corporate Debt - due 05/09/2028 - 4.836%	**	634
	B.A.T. Capital Corp.	Corporate Debt - due 08/15/2047 - 4.540%	**	210
	B.A.T. Capital Corp.	Corporate Debt - due 03/25/2028 - 2.259%	**	146
	B.A.T. Capital Corp.	Corporate Debt - due 03/25/2031 - 2.726%	**	364
	B.A.T. Capital Corp.	Corporate Debt - due 09/25/2040 - 3.734%	**	48
	B.A.T. Capital Corp.	Corporate Debt - due 09/25/2050 - 3.984%	**	72
	Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	978
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	890
	BNP Paribas S.A. 144A	Corporate Debt - due 09/28/2025 - 4.375%	**	786
	BNP Paribas S.A. 144A	Corporate Debt - due 03/13/2027 - 4.625%	**	1,026
	BNSF Railway Co 2007-1 Pass Through Trust	Corporate Debt - due 04/01/2024 - 5.996%	**	79
	Boston Properties LP	Corporate Debt - due 02/01/2026 - 3.650%	**	241
	Boston Properties LP	Corporate Debt - due 01/15/2025 - 3.200%	**	183
	Boston Properties LP	Corporate Debt - due 03/15/2030 - 2.900%	**	306
	Boston Properties LP	Corporate Debt - due 01/30/2031 - 3.250%	**	314
	Capital One Financial Corp.	Corporate Debt - due 02/05/2025 - 3.200%	**	445
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	517
	CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 06/01/2033 - 4.500%	**	510
	CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 01/15/2034 - 4.250%	**	418
	CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 11/19/2029 - 5.450%	**	214
	CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 09/17/2030 - 5.200%	**	1,289
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	2,054
	Charter Communications Operating LLC	Corporate Debt - due 05/01/2047 - 5.375%	**	389
	Charter Communications Operating LLC	Corporate Debt - due 04/01/2048 - 5.750%	**	782
	Cigna Corp.	Corporate Debt - due 07/15/2023 - 3.750%	**	102
	Cigna Corp.	Corporate Debt - due 05/15/2027 - 7.875%	**	246
	Citigroup, Inc.	Corporate Debt - due 06/15/2032 - 6.625%	**	332
	Citigroup, Inc.	Corporate Debt - due 05/15/2023 - 3.500%	**	103
	Citigroup, Inc.	Corporate Debt - due 08/05/2024 - 4.000%	**	773
	Cox Communications, Inc. 144A	Corporate Debt - due 02/01/2025 - 3.850%	**	436
	Cox Communications, Inc. 144A	Corporate Debt - due 08/15/2027 - 3.500%	**	322
	CSX Transportation, Inc.	Corporate Debt - due 01/15/2023 - 6.251%	**	134
	CVS Health Corp.	Corporate Debt - due 03/25/2038 - 4.780%	**	764
	CVS Health Corp.	Corporate Debt - due 04/01/2040 - 4.125%	**	201
	Dillard's, Inc.	Corporate Debt - due 05/15/2027 - 7.750%	**	504
	Dominion Energy, Inc.	Corporate Debt - due 10/01/2054 - Variable	**	747
	Dominion Energy, Inc.	Corporate Debt - due 04/15/2026 - 1.450%	**	198
	Elanco Animal Health, Inc.	Corporate Debt - due 08/28/2023 - Variable	**	106
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Elanco Animal Health, Inc.	Corporate Debt - due 08/28/2028 - Variable	**	435
	Enel Finance International N.V. 144A	Corporate Debt - due 09/15/2037 - 6.800%	**	357
	Enel Finance International N.V. 144A	Corporate Debt - due 10/07/2039 - 6.000%	**	666
	Exxon Mobil Corp.	Corporate Debt - due 03/19/2040 - 4.227%	**	207
	Exxon Mobil Corp.	Corporate Debt - due 10/15/2030 - 2.610%	**	285
	Federal Express Corp. 1998 Pass	Corporate Debt - due 07/15/2023 - 6.720%	**	5
	FedEx Corp.	Corporate Debt - due 05/15/2030 - 4.250%	**	199
	FedEx Corp.	Corporate Debt - due 05/15/2050 - 5.250%	**	235
	Ford Motor Credit Co. LLC	Corporate Debt - due 06/16/2025 - 5.125%	**	489
	Ford Motor Credit Co. LLC	Corporate Debt - due 11/13/2025 - 3.375%	**	208
	Ford Motor Credit Co. LLC	Corporate Debt - due 08/10/2026 - 2.700%	**	731
	Ford Motor Credit Co. LLC	Corporate Debt - due 08/06/2023 - 4.375%	**	676
	Ford Motor Credit Co. LLC	Corporate Debt - due 01/09/2024 - 3.810%	**	233
	Ford Motor Credit Co. LLC	Corporate Debt - due 01/07/2022 - 5.596%	**	325
	Ford Motor Credit Co. LLC	Corporate Debt - due 11/01/2024 - 4.063%	**	526
	HCA, Inc.	Corporate Debt - due 06/15/2039 - 5.125%	**	309
	HSBC Holding plc	Corporate Debt - due 05/02/2036 - 6.500%	**	1,190
	HSBC Holding plc	Corporate Debt - due 09/15/2037 - 6.500%	**	624
	HSBC Holding plc	Corporate Debt - due 03/08/2026 - 4.300%	**	219
	HSBC Holding plc	Corporate Debt - due 03/31/2030 - 4.950%	**	793
	HSBC Holding plc	Corporate Debt - due 08/18/2031 - Variable	**	489
	HSBC Holding plc	Corporate Debt - due 05/24/2025 - Variable	**	519
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/26/2029 - 3.875%	**	822
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/21/2025 - 4.250%	**	1,799
	JPMorgan Chase & Co.	Corporate Debt - due 12/15/2026 - 4.125%	**	497
	JPMorgan Chase & Co.	Corporate Debt - due 10/01/2027 - 4.250%	**	196
	JPMorgan Chase & Co.	Corporate Debt - due 07/23/2024 - Variable	**	860
	JPMorgan Chase & Co.	Corporate Debt - due 04/22/2031 - Variable	**	329
	JPMorgan Chase & Co.	Corporate Debt - due 05/13/2031 - Variable	**	415
	Kinder Morgan Energy Partners	Corporate Debt - due 09/01/2039 - 6.500%	**	334
	Kinder Morgan Energy Partners	Corporate Debt - due 08/15/2042 - 5.000%	**	901
	Kinder Morgan Energy Partners	Corporate Debt - due 09/01/2044 - 5.400%	**	823
	Lloyds Banking Group plc	Corporate Debt - due 11/04/2024 - 4.500%	**	620
	Lloyds Banking Group plc	Corporate Debt - due 03/24/2026 - 4.650%	**	578
	Microchip Technology, Inc. 144A	Corporate Debt - due 09/01/2024 - 0.983%	**	491
	NatWest Group PLC	Corporate Debt - due 06/14/2027 - Variable	**	715
	NatWest Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	598
	NatWest Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,203
*	Nordstrom, Inc.	Corporate Debt - due 03/15/2028 - 6.950%	**	301
	Occidental Petroleum Corp.	Corporate Debt - due 08/15/2026 - 3.200%	**	103
	Occidental Petroleum Corp.	Corporate Debt - due 08/15/2024 - 2.900%	**	1,097
	Oracle Corp.	Corporate Debt - due 04/01/2030 - 2.950%	**	177
	Oracle Corp.	Corporate Debt - due 04/01/2040 - 3.600%	**	227
	Petrobras Global Finance B.V.	Corporate Debt - due 03/17/2044 - 7.250%	**	222
	Petrobras Global Finance B.V.	Corporate Debt - due 03/19/2049 - 6.900%	**	559
	Petrobras Global Finance B.V.	Corporate Debt - due 01/15/2030 - 5.093%	**	573
	Petroleos Mexicanos	Corporate Debt - due 06/15/2035 - 6.625%	**	673
	Petroleos Mexicanos	Corporate Debt - due 01/23/2045 - 6.375%	**	434
	Petroleos Mexicanos	Corporate Debt - due 01/23/2050 - 7.690%	**	1,689
	Petroleos Mexicanos 144A	Corporate Debt - due 02/16/2032 - 6.700%	**	941
	Prosus N.V. 144A	Corporate Debt - due 07/06/2027 - 4.850%	**	725
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Prosus N.V. 144A	Corporate Debt - due 01/21/2030 - 3.680%	**	721
	Prosus N.V. 144A	Corporate Debt - due 07/13/2031 - 3.061%	**	1,195
	RELX Capital, Inc.	Corporate Debt - due 03/18/2029 - 4.000%	**	278
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 07/06/2024 - 9.250%	**	801
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 01/06/2027 - 9.750%	**	657
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 04/06/2028 - 8.200%	**	840
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 04/25/2040 - Variable	**	3,603
	SLM Student Loan Trust 20 8 A6	Corporate Debt - due 01/25/2041 - Variable	**	4,433
	Telecom Italia Capital S.A.	Corporate Debt - due 07/18/2036 - 7.200%	**	143
	Telecom Italia Capital S.A.	Corporate Debt - due 06/04/2038 - 7.721%	**	646
	Telecom Italia Spa/Milano 144A	Corporate Debt - due 05/30/2024 - 5.303%	**	1,079
	Time Warner Cable LLC	Corporate Debt - due 07/01/2038 - 7.300%	**	461
	The Coca-Cola Co.	Corporate Debt - due 03/25/2030 - 3.450%	**	194
	The Coca-Cola Co.	Corporate Debt - due 06/01/2030 - 1.650%	**	338
	The Dow Chemical Co.	Corporate Debt - due 05/15/2039 - 9.400%	**	365
	The Dow Chemical Co.	Corporate Debt - due 11/30/2048 - 5.550%	**	211
	The Southern Co.	Corporate Debt - due 01/15/2051 - Variable	**	767
	The Southern Co.	Corporate Debt - due 09/15/2051 - Variable	**	575
	The Walt Disney Co.	Corporate Debt - due 11/15/2037 - 6.650%	**	668
	T-Mobile USA, Inc.	Corporate Debt - due 04/15/2040 - 4.375%	**	172
	T-Mobile USA, Inc.	Corporate Debt - due 04/15/2050 - 4.500%	**	117
	T-Mobile USA, Inc.	Corporate Debt - due 04/15/2030 - 3.875%	**	465
	T-Mobile USA, Inc. 144A	Corporate Debt - due 02/15/2026 - 2.250%	**	326
	T-Mobile USA, Inc. 144A	Corporate Debt - due 04/15/2029 - 3.375%	**	331
	T-Mobile USA, Inc. 144A	Corporate Debt - due 04/15/2031 - 3.500%	**	338
	T-Mobile USA, Inc. 144A	Corporate Debt - due 10/15/2052 - 3.400%	**	300
	TransCanada Trust	Corporate Debt - due 05/20/2075 - Variable	**	604
	TransCanada Trust	Corporate Debt - due 08/15/2076 - Variable	**	546
	TransCanada Trust	Corporate Debt - due 03/15/2077 - Variable	**	930
	TransCanada Trust	Corporate Debt - due 09/15/2079 - Variable	**	641
	Ultrapar International S.A. 144A	Corporate Debt - due 10/06/2026 - 5.250%	**	370
	Ultrapar International S.A. 144A	Corporate Debt - due 06/06/2029 - 5.250%	**	749
	UniCredit S.p.A 144A	Corporate Debt - due 04/02/2034 - Variable	**	1,020
	UniCredit S.p.A 144A	Corporate Debt - due 06/30/2035 - Variable	**	382
	Union Pacific Railroad Co. 2006	Corporate Debt - due 07/02/2030 - 5.866%	**	562
	Verizon Communications, Inc.	Corporate Debt - due 01/15/2036 - 4.272%	**	558
	VMware, Inc.	Corporate Debt - due 08/15/2023 - 0.600%	**	199
	VMware, Inc.	Corporate Debt - due 08/15/2026 - 1.400%	**	246
	Wells Fargo & Co.	Corporate Debt - due 06/03/2026 - 4.100%	**	273
	Wells Fargo & Co.	Corporate Debt - due 07/22/2027 - 4.300%	**	864
	Wells Fargo & Co.	Corporate Debt - due 04/04/2051 - Variable	**	822
	TBA Collateral with Credit Suisse	Interest-Bearing Cash	**	270
	California State	Municipal Debt - due 10/01/2039 - 7.300%	**	902
	Illinois State	Municipal Debt - due 06/01/2033 - 5.100%	**	1,156
	Los Angeles CA Unified School District	Municipal Debt - due 07/01/2034 - 6.758%	**	592
	New Jersey State Turnpike Authority	Municipal Debt - due 01/01/2041 - 7.102%	**	941
	Neuberger Berman Genesis Fund Class R-6	Mutual Fund	**	223,254
	Vanguard Institutional Index Fund	Mutual Fund	**	761,970
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	4,856
	Brokerage Securities	Self-directed Brokerage Securities	**	47,538
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
*	Participant Loans	Loan interest rates range from 4.25% to 9.25% with various maturities through December 2041	**	68,623
	Citigroup Capital XIII	Preferred Stock - due 10/30/2040 - 6.687%	**	831
	JPMorgan Chase & Co.	Preferred Stock - due 09/01/2030 - 8.750%	**	680
	Vodafone Group PLC	Preferred Stock - due 04/04/2079 - Variable	**	726
	Commitment to purchase FNMA SF Mtg	U.S. Government Securities - due 02/01/2052 - 2.500%	**	16,264
	FHLMC Pool #1H-2592	U.S. Government Securities - due 01/01/2036 - Variable	**	59
	FHLMC Pool #78-1274	U.S. Government Securities - due 02/01/2034 - Variable	**	41
	FHLMC Pool #84-0286	U.S. Government Securities - due 05/01/2046 - Variable	**	114
	FHLMC Pool #84-9254	U.S. Government Securities - due 01/01/2042 - Variable	**	45
	FHLMC Pool #84-9327	U.S. Government Securities - due 05/01/2044 - Variable	**	200
	FHLMC Pool #84-9505	U.S. Government Securities - due 10/01/2044 - Variable	**	59
	FHLMC Pool #84-9544	U.S. Government Securities - due 12/01/2044 - Variable	**	112
	FHLMC Pool #84-9625	U.S. Government Securities - due 01/01/2045 - Variable	**	81
	FHLMC Pool #84-9626	U.S. Government Securities - due 08/01/2044 - Variable	**	131
	FHLMC Pool #84-9849	U.S. Government Securities - due 10/01/2045 - Variable	**	37
	FHLMC Pool #C9-0981	U.S. Government Securities - due 07/01/2026 - 6.500%	**	67
	FHLMC Pool #C9-1013	U.S. Government Securities - due 01/01/2027 - 6.500%	**	47
	FHLMC Pool #G0-7600	U.S. Government Securities - due 03/01/2042 - 4.500%	**	160
	FHLMC Pool #G0-8723	U.S. Government Securities - due 08/01/2046 - 4.000%	**	1,052
	FHLMC Pool #G6-0153	U.S. Government Securities - due 10/01/2044 - 4.500%	**	106
	FHLMC Pool #G6-0764	U.S. Government Securities - due 10/01/2042 - 4.500%	**	164
	FHLMC Pool #G6-1080	U.S. Government Securities - due 03/01/2047 - 4.500%	**	1,127
	FHLMC Pool #H0-1774	U.S. Government Securities - due 09/01/2037 - 6.500%	**	12
	FHLMC Pool #H0-9197	U.S. Government Securities - due 10/01/2038 - 6.500%	**	11
	FHLMC Pool #H0-9212	U.S. Government Securities - due 05/01/2038 - 5.500%	**	9
	FHLMC Pool #Q0-3517	U.S. Government Securities - due 09/01/2041 - 4.500%	**	150
	FHLMC Pool #RA-2958	U.S. Government Securities - due 07/01/2050 - 2.000%	**	1,750
	FHLMC Pool #RA-3053	U.S. Government Securities - due 07/01/2050 - 2.000%	**	747
	FHLMC Pool #RA-3167	U.S. Government Securities - due 07/01/2050 - 2.000%	**	2,760
	FHLMC Pool #Sd-0752	U.S. Government Securities - due 11/01/2051 - 2.500%	**	1,594
	FHLMC Pool #SD-7525	U.S. Government Securities - due 10/01/2050 - 2.500%	**	3,565
	FHLMC Pool #SD-7530	U.S. Government Securities - due 11/01/2050 - 2.500%	**	1,857
	FHLMC Pool #SD-7536	U.S. Government Securities - due 02/01/2051 - 2.500%	**	998
	FHLMC Multiclass Mtg 2957 VZ	U.S. Government Securities - due 02/15/2035 - 5.000%	**	318
	FHLMC Multiclass Mtg 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	104
	FHLMC Multiclass Mtg 4319 MA	U.S. Government Securities - due 03/15/2044 - Variable	**	188
	FNMA Pool #0256851	U.S. Government Securities - due 08/01/2037 - 7.000%	**	17
	FNMA Pool #0735503	U.S. Government Securities - due 04/01/2035 - 6.000%	**	59
	FNMA Pool #0735608	U.S. Government Securities - due 03/01/2035 - Variable	**	87
	FNMA Pool #0745329	U.S. Government Securities - due 07/01/2035 - 6.000%	**	92
	FNMA Pool #0884704	U.S. Government Securities - due 06/01/2036 - Variable	**	17
	FNMA Pool #0888154	U.S. Government Securities - due 11/01/2036 - Variable	**	68
	FNMA Pool #0888367	U.S. Government Securities - due 03/01/2037 - 7.000%	**	185
	FNMA Pool #0889634	U.S. Government Securities - due 02/01/2023 - 6.000%	**	6
	FNMA Pool #0889984	U.S. Government Securities - due 10/01/2038 - 6.500%	**	67
	FNMA Pool #0976853	U.S. Government Securities - due 11/01/2029 - 5.500%	**	57
	FNMA Pool #0995487	U.S. Government Securities - due 08/01/2037 - 6.000%	**	114
	FNMA Pool #0AB1763	U.S. Government Securities - due 11/01/2030 - 4.000%	**	43
	FNMA Pool #0AB8086	U.S. Government Securities - due 10/01/2037 - 6.000%	**	21
	FNMA Pool #0AD0121	U.S. Government Securities - due 09/01/2029 - 4.500%	**	152
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	FNMA Pool #0AD0130	U.S. Government Securities - due 08/01/2039 - 6.500%	**	17
	FNMA Pool #0AD0198	U.S. Government Securities - due 09/01/2038 - 5.500%	**	44
	FNMA Pool #0AD0217	U.S. Government Securities - due 08/01/2037 - 6.000%	**	105
	FNMA Pool #0AD0218	U.S. Government Securities - due 09/01/2036 - 6.000%	**	110
	FNMA Pool #0AD0964	U.S. Government Securities - due 11/01/2039 - 5.500%	**	207
	FNMA Pool #0AL1845	U.S. Government Securities - due 06/01/2039 - Variable	**	19
	FNMA Pool #0AL1900	U.S. Government Securities - due 08/01/2026 - 4.500%	**	58
	FNMA Pool #0AL4577	U.S. Government Securities - due 01/01/2034 - 4.500%	**	150
	FNMA Pool #0AL5145	U.S. Government Securities - due 10/01/2033 - 4.000%	**	231
	FNMA Pool #0AL5749	U.S. Government Securities - due 07/01/2042 - 4.500%	**	156
	FNMA Pool #0AL6120	U.S. Government Securities - due 11/01/2044 - Variable	**	374
	FNMA Pool #0AL6132	U.S. Government Securities - due 03/01/2029 - 4.500%	**	60
	FNMA Pool #0AL6245	U.S. Government Securities - due 01/01/2045 - Variable	**	123
	FNMA Pool #0AL7205	U.S. Government Securities - due 12/01/2029 - 3.500%	**	177
	FNMA Pool #0AL7384	U.S. Government Securities - due 09/01/2045 - 4.500%	**	135
	FNMA Pool #0AL8556	U.S. Government Securities - due 08/01/2044 - 4.500%	**	746
	FNMA Pool #0AL8816	U.S. Government Securities - due 09/01/2045 - 4.500%	**	178
	FNMA Pool #0AL8919	U.S. Government Securities - due 07/01/2046 - Variable	**	61
	FNMA Pool #0AL9407	U.S. Government Securities - due 09/01/2042 - 4.500%	**	79
	FNMA Pool #0AL9781	U.S. Government Securities - due 02/01/2046 - 4.500%	**	279
	FNMA Pool #0AO4105	U.S. Government Securities - due 06/01/2042 - Variable	**	80
	FNMA Pool #0AO8469	U.S. Government Securities - due 05/01/2042 - Variable	**	39
	FNMA Pool #0AP7562	U.S. Government Securities - due 09/01/2042 - Variable	**	268
	FNMA Pool #0AW4697	U.S. Government Securities - due 05/01/2044 - Variable	**	64
	FNMA Pool #0BF0118	U.S. Government Securities - due 06/01/2056 - 4.500%	**	401
	FNMA Pool #0BH7071	U.S. Government Securities - due 12/01/2047 - 4.500%	**	267
	FNMA Pool #0BM1357	U.S. Government Securities - due 01/01/2043 - 4.500%	**	390
	FNMA Pool #0BM6149	U.S. Government Securities - due 10/01/2049 - Variable	**	276
	FNMA Pool #0CA6271	U.S. Government Securities - due 07/01/2050 - 2.500%	**	3,876
	FNMA Pool #0CA6329	U.S. Government Securities - due 07/01/2050 - 2.500%	**	4,730
	FNMA Pool #0CA6398	U.S. Government Securities - due 07/01/2050 - 2.500%	**	1,421
	FNMA Pool #0CA6662	U.S. Government Securities - due 08/01/2050 - 2.000%	**	2,900
	FNMA Pool #0CA6925	U.S. Government Securities - due 09/01/2050 - 2.000%	**	1,469
	FNMA Pool #0CA8099	U.S. Government Securities - due 12/01/2050 - 2.000%	**	2,329
	FNMA Pool #0CA8847	U.S. Government Securities - due 02/01/2051 - 2.000%	**	2,312
	FNMA Pool #0FM4714	U.S. Government Securities - due 10/01/2050 - 2.500%	**	2,975
	FNMA Pool #0FM8206	U.S. Government Securities - due 08/01/2051 - 2.500%	**	493
	FNMA Pool #0FM8768	U.S. Government Securities - due 02/01/2051 - 2.500%	**	407
	FNMA Pool #0MA0232	U.S. Government Securities - due 11/01/2029 - 4.500%	**	183
	FNMA Pool #0MA2366	U.S. Government Securities - due 08/01/2035 - 4.000%	**	165
	FNMA Pool #0MA2455	U.S. Government Securities - due 11/01/2035 - 4.000%	**	353
	FNMA Pool #0MA2480	U.S. Government Securities - due 12/01/2035 - 4.000%	**	185
	FNMA Pool #0MA2880	U.S. Government Securities - due 01/01/2037 - 4.000%	**	878
	FNMA Pool #0MA2923	U.S. Government Securities - due 03/01/2037 - 3.500%	**	394
	FNMA GTD Remic P/T 01-79 BA	U.S. Government Securities - due 03/25/2045 - 7.000%	**	18
	FNMA GTD Remic P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	130
	FNMA GTD Remic P/T 04-W2 5A	U.S. Government Securities - due 03/25/2044 - 7.500%	**	124
	FNMA GTD Remic P/T 07-50 DZ	U.S. Government Securities - due 06/25/2037 - 5.500%	**	249
	FNMA GTD Remic P/T 07-W10 2A	U.S. Government Securities - due 08/25/2047 - Variable	**	86
	FNMA GTD Remic P/T 12-46 BA	U.S. Government Securities - due 05/25/2042 - 6.000%	**	220
	FNMA GTD Remic P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	446
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	GNMA GTD Remic P/T 15-H23 FA	U.S. Government Securities - due 09/20/2065 - Variable	**	566
	GNMA GTD Remic P/T 16-H24 FD	U.S. Government Securities - due 11/20/2066 - Variable	**	1,067
	GNMA GTD Remic P/T 17-H24 FQ	U.S. Government Securities - due 11/20/2067 - Variable	**	1,650
	GNMA GTD Remic P/T 19-H02 FG	U.S. Government Securities - due 12/20/2068 - Variable	**	405
	GNMA GTD Remic P/T 19-H17 FA	U.S. Government Securities - due 11/20/2069 - Variable	**	590
	GNMA GTD Remic P/T 20-H01 FV	U.S. Government Securities - due 01/20/2070 - Variable	**	3,327
	GNMA GTD Remic P/T 21-H19 FM	U.S. Government Securities - due 12/20/2071 - Variable	**	977
	SBA GTD Partn Ctfs 2006-20E 1	U.S. Government Securities - due 05/01/2026 - 5.870%	**	36
	SBA GTD Partn Ctfs 2007-20B 1	U.S. Government Securities - due 02/01/2027 - 5.490%	**	43
	SBA GTD Partn Ctfs 2007-20D 1	U.S. Government Securities - due 04/01/2027 - 5.320%	**	28
	U.S. Treasury Bond	U.S. Government Securities - due 11/15/2050 - 1.625%	**	865
	U.S. Treasury Bond	U.S. Government Securities - due 11/15/2041 - 2.000%	**	1,471
	U.S. Treasury Note	U.S. Government Securities - due 08/15/2030 - 0.625%	**	558
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2025 - 0.250%	**	3,384
	U.S. Treasury Note	U.S. Government Securities - due 11/15/2030 - 0.875%	**	8,979
	U.S. Treasury Note	U.S. Government Securities - due 12/31/2025 - 0.375%	**	4,912
	U.S. Treasury Note	U.S. Government Securities - due 01/15/2024 - 0.125%	**	1,841
	U.S. Treasury Note	U.S. Government Securities - due 02/15/2031 - 1.125%	**	2,832
	U.S. Treasury Note	U.S. Government Securities - due 04/30/2026 - 0.750%	**	6,226
	U.S. Treasury Note	U.S. Government Securities - due 06/15/2024 - 0.250%	**	2,685
	U.S. Treasury Note	U.S. Government Securities - due 07/31/2026 - 0.625%	**	2,481
	U.S. Treasury Note	U.S. Government Securities - due 09/30/2028 - 1.250%	**	4,065
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2023 - 0.375%	**	1,443
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2026 - 1.125%	**	2,629

	Total assets held for investment			$4,004,627

*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.